EXHIBIT 99.1

Secured Digital Updates Shareholders On Corporate Vision and Restructuring Plans

Company Reiterates 2009 Financial Guidance

NEW YORK, Oct. 16, 2009 (GLOBE NEWSWIRE) -- Secured Digital Applications, Inc. (Pink Sheets:SDGL) today announced the Company had implemented a comprehensive plan to improve the Company's business and to enhance shareholder value. The plan involved the transfer of SDGL's income generating Asian mobile communication and security related applications divisions to two Malaysian subsidiaries ("Malaysian subsidiaries") and disposal of the Company's investment in V-Mobile Communications Pty Ltd. Australia at the historical cost of $1.385 million.

The first subsidiary, Juta Ketara Sdn Bhd, will handle mobile communication applications while the second subsidiary, Access Heritage Sdn Bhd, will handle security related applications.

The Company also announced that for fiscal year 2009, the Malaysian subsidiaries are expected to generate:

 * Revenues in the range of $38.5 million to $41.5 million; and
 * Net income in the range of $2.0 million to $2.6 million

The restructure is intended to be a precursor to either independently list the companies on the OTC Bulletin Board or to merge with U.S. listed companies. SDGL will only consider merging with companies that are synergistic to the businesses of the respective Malaysian companies and have a track record of being able to align their price performance with their business success.

The Restructure

A thorough review of SDGL's portfolio was conducted by the Company's Board of Directors before it was determined that separating the mobile communications and security related applications divisions in Asia from the U.S. holding company will give the best return to SDGL's shareholders. The separation will allow the Malaysian subsidiaries to operate independently and be allowed to thrive under their own management focus and long-term growth plans. It will also allow the subsidiaries to create more long-term value individually than through the combined entities.

Proceeds from the disposal of V-Mobile's shares will be used to fund the restructure and expansion of the Malaysian subsidiaries to cope with a strong backlog of new orders secured between June and September this year.

Reasons for the Restructure

The Company believes that the restructure will allow management of the respective Malaysian subsidiaries to design and implement corporate strategies and policies that are based primarily on the business characteristics of the independent companies. It will further allow the companies to maintain a sharper focus on their core business and growth opportunities, and concentrate their financial resources wholly on their own operations. The U.S. holding company has hitherto subsisted entirely on funds generated from the Asian operations as illustrated in the table below.

 Financial Performance of SDGL 2003 to 2008

                                                           Total
                                                           2003 -
 Year     * 2003  * 2004  * 2005  * 2006  * 2007  **2008   2008
          US$'000 US$'000 US$'000 US$'000 US$'000 US$'000 US$'000

 Revenue
 U.S.          --      --      --     875     930      --   1,805    1%
 Asia      15,858  20,438  24,190  35,769  46,797  59,395 202,447   99%
           ------------------------------------------------------
 Total
  Revenue  15,858  20,438  24,190  36,644  47,727  59,395 204,252  100%

 GP
 U.S.          --      --      --     613     465      --   1,078    6%
 Asia       1,822   2,159   1,794   2,186   3,861   4,533  16,355   94%
           ------------------------------------------------------

  Total GP  1,822   2,159   1,794   2,799   4,326   4,533  17,433  100%

 Expenses
  U.S.        321     811     768   1,450   1,034     885   5,269   37%
  Asia        597     808     650   1,132   1,612   4,224   9,023   63%
           ------------------------------------------------------
 Total
  expenses    918   1,619   1,418   2,582   2,646   5,109  14,292  100%

 Operating
  Income
   U.S.      (321)   (811)   (768)   (837)   (569)   (885) (4,191)
   Asia     1,225   1,351   1,144   1,054   2,249     309   7,332    4%
           ------------------------------------------------------
  Total
   Income     904     540     376     217   1,680    (576)  3,141    2%
           ------------------------------------------------------

 * as per Form 10K

 ** Audited but not filed

 1) Total combined revenue from 2003 - 2008 was $204,252,000.  Our
    Asian operations contributed $204,447,000 or 99% of the total combined revenue.
 2) Total combined gross profit from 2003 - 2008 was $17,433,000.
    $16,355,000 was attributed to our Asian operations with the remaining $1,078,000 or 6% from the U.S.
 3) Total combined expenses from 2003 - 2008 was $14,292,000.
    $9,023,000 or 63% was incurred by the Asian operations while
    $5,269,000 or 37% was incurred by the U.S.

"The resulting initiatives announced today are a comprehensive approach to manage the Company for the future," said Patrick Lim, Chairman and CEO. "We have taken pre-emptive strategic actions to improve the Company's performance and highlight the value of the Malaysian subsidiaries."

Patrick Lim continued, "The strategic initiatives reflect the evolution of our business and represent the most effective way to enhance value for SDGL's shareholders. SDGL will complete the restructuring as quickly as possible, and emerge as a stronger and more competitive company."

In arriving at a decision to restructure the Company, SDGL's Board of Directors have given due consideration to the sound business network and goodwill that the Company has established in Asia and the opportunities opened to the Company as Asia begins to lead the world out of the global financial crisis.

According to a recent report released by the Asian Development Bank:

 * Asia's economy is poised to grow by 3.9 percent in 2009 and the projection for 2010 increased to 6.4 percent from 6 percent.

 * China is likely to record growth of 8.2 percent during 2009 with a surge in bank lending and fixed asset investment pushing growth 1.2 percentage points higher than its forecast in March
   2009.  Recovery is expected to be sustained with China's growth rate rising 8.9 per cent in 2010.

The Company is confident that the groundwork laid in China by its management team during the past two years has positioned the Company to benefit from China's growth and will continue to add to the $8.3 million contracts secured in China between January and May this year.

SDGL's directors have also weighed the reasons for the restructure and other benefits it is expected to bring against the negative impacts, including the cost of the restructure and the increased costs of maintaining SDGL and the Malaysian subsidiaries as separate companies. The Board concluded that the reasons and benefits far outweigh the negative impacts and elected to proceed with the restructure.

About Secured Digital Applications, Inc.:

Secured Digital Applications, Inc. is a provider of mobile communication, business process outsourcing and multimedia content production services. The Company's business is organized under two divisions. The first division is involved in multimedia production, information technology, computing consulting and business process outsourcing services. The second division is focused on mobile VoIP, mobile advertising, sale of smarthome and biometric security hardware, sale of Bluetooth, Global Positioning System and Radio Frequency Identification enabled applications. The target market for the Company's products and services include customers from the United States, Asia and Australia. For more information, please visit www.digitalapps.net and www.sdawmedia.com. Information on our websites does not comprise a part of the press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to vary materially from historical results or from any future results expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, economic downturns, failure to achieve anticipated short- and long-term financial benefits from our business, failure to achieve market demand and acceptance for our products and services and failure to generate sufficient capital or to obtain financing to fund our operations and growth. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

CONTACT:  Secured Digital Applications, Inc.
          Kamaruddin Bujang
          din@digitalapps.net